Exhibit 99.1

Contact: Peter G. Wiese, EVP & CFO, (530) 898-0300
For Immediate Release

TRICO BANCSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

CHICO, CA – (March 6, 2023) – The Board of Directors of TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, declared a quarterly cash dividend of $0.30 (thirty cents) per share on its common stock, no par value on March 6, 2023. The dividend is payable on March 24, 2023 to holders of record on March 17, 2023.

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by Tri Counties Advisors through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.